Exhibit 10.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of August 28, 2025, by and between Stran & Company, Inc., a Nevada corporation (the “Company”), and Andrew Shape (the “Seller”). Each of the Company and Seller are sometimes referred to in this Agreement individually as a “Party” and, collectively, as the “Parties.”

RECITALS

A. The Company desires to purchase 100,000 shares of the Company’s common stock, par value $0.0001 per share (the “Subject Securities”), from the Seller.

B. The Seller desires to sell the Subject Securities to the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties, intending to be legally bound, hereby agree as follows:

1.  Purchase of the Subject Securities. Simultaneously with the execution of this Agreement, the Seller shall sell to the Company, and the Company shall purchase from the Seller, 100,000 shares of the Subject Securities (the “Transaction”) for cash consideration of $147,024.22 (the “Purchase Price”).

2.  Closing Procedure. The Parties hereby agree to the following closing procedure to ensure that each Party receives their respective consideration.

(a) The Parties sign this Agreement which the Parties acknowledge and agree merely creates the contractual obligation to consummate the Transaction upon the terms herein and is not self-executing: in other words, the Company may not redeem the Subject Securities until such time as the Seller has received the Purchase Price from the Company.

(b) Upon receipt of a fully-executed Agreement, the Company shall pay the Purchase Price via wire transfer to Seller’s account the (“Receiving Account”) by way of the following wire instructions:

Bank Name: Bank of America

Bank Address: 222 Broadway, New York, NY 10038

ABA #: 011000138

Account Name: Andrew Shape Checking

Account Number: 000040558918

The Company shall provide a wire transfer receipt to Seller upon execution of the transfer.

(c) Once the above-referenced wire has been cleared into the Receiving Account, Seller shall provide the Company with a written notice of the same via email of the transaction receipt of the Receiving Account bank as soon as practicable. Seller acknowledges and agrees that issuance of said notice confirms receipt of the Purchase Price. Seller shall also deliver to the Company all instructions and documentation required by the Company’s transfer agent in order to authorize and effect the Transaction as soon as practicable, including a completed, signed and notarized share transfer instruction form in substantially the form attached hereto as Exhibit A. Nothing contained in this section shall be construed to limit the Company’s rights and authorizations or diminish Seller’s obligations provided for under Section 5(j) of this Agreement.

(d) Seller acknowledges that upon issuance of the notice required by Section 2(c) hereof, the Seller shall have no rights to the Subject Securities notwithstanding any failure by Seller to provide the remaining instructions and documentation to the Company required by Section 2(c) and Section 5(j) hereof or any failure by the Company or its transfer agent to cancel the Subject Securities.

3.  Acknowledgements; Representations, Warranties and Agreements by the Seller.

(a) Seller owns and has all right, title and interest (legal and beneficial) in and to all of the Subject Securities. The Subject Securities are free and clear of any lien, pledge, claim, hypothecation, charge, mortgage, security interest, assessment, encumbrance, or restriction of any nature, whether arising by agreement, operation of law, judicial order or otherwise (collectively, “Liens”). Upon delivery and payment for the Subject Securities transferred pursuant hereto, the Company shall acquire valid and unencumbered title to such Subject Securities transferred pursuant hereto. Seller has received all consents or waivers necessary to transfer the Subject Securities.

(b) Seller has the right, power and authority to enter into and to perform Seller’s obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Seller has not, at any time, taken or been the subject of any action that may have an adverse effect on Seller’s ability to comply with or perform any of Seller’s covenants or obligations under this Agreement. There is no proceeding pending, and to Seller’s knowledge, no person has threatened to commence any proceeding, that may have an adverse effect on the ability of Seller to comply with or perform any of the covenants or obligations under this Agreement. To Seller’s knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such proceeding.

(d) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority in any jurisdiction in any country on the part of Seller is required in connection with the consummation of the transactions contemplated by this Agreement.

(e) The Company is not and will not become obligated to pay any compensation to any broker, finder or financial adviser as a result of the consummation of the transactions contemplated by this Agreement based upon any arrangement made by or on behalf of Seller.

(f) Seller acknowledges that Seller is aware that the Company may have material nonpublic information (which may be either favorable or adverse) concerning the Company or the Subject Securities that has not been disclosed by the Company to the Seller.

(g) Seller acknowledges that Seller has made Seller’s own investment analysis and decision to sell the Subject Securities and has had the opportunity to conduct Seller’s own investigation to the extent the Seller has deemed it necessary and desirable and, notwithstanding the foregoing, has determined, in consultation with counsel, that it is in Seller’s best interests to sell the Subject Securities to the Company at this time.

(h) Seller acknowledges that Seller has not requested the Company to disclose any material or potentially material nonpublic information relating to the Company or the Subject Securities, and the Company has not done so. The Seller further acknowledges that neither the Company, nor any of the Company’s affiliates, nor any of their respective directors, officers, employees, agents, brokers, trustees or advisors (collectively, “Company Related Persons” and each a “Company Related Person”) has delivered any information or made any representation to the Seller, except as expressly set forth herein. The Seller also acknowledges that Seller is not relying upon any disclosure (or non-disclosure) made (or not made) by the Company or any Company Related Person in connection with the Transaction.

(i) Seller acknowledges that any material nonpublic information may be indicative of a value of the Subject Securities that is substantially less or more than the Purchase Price, or may be otherwise adverse to the Seller, and such material nonpublic information, if known to the Seller, could be material to the Seller’s decision to sell the Subject Securities. The Seller agrees that the Company shall not be obligated to disclose any material nonpublic information it may have, or have any liability with respect to such non-disclosure (to the extent any such liability is based on claims that the Seller knew or should have known existed before entering into the Transaction).

(j) Seller agrees that Seller has and will have no claims (under any federal or state securities law or otherwise, to the extent permitted under applicable law) against the Company or any other Company Related Person in connection with or arising out of any failure of the Company or any other Company Related Person to disclose any material nonpublic information in connection with the Transaction. The Seller further agrees not to assert any such claim, and agrees to indemnify and hold harmless the Company and each other Company Related Person from, and to reimburse each such person for, any and all claims, suits, actions, proceedings, damages, losses, liabilities and expenses (including, without limitation, reasonable attorney’s fees and disbursements) that may be instituted or asserted against or incurred by the Company or any other Company Related Person arising out of or based upon any breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement or in any document delivered pursuant hereto. The Seller further agrees that any and all such claims were claims that the Seller knew or should have known existed before the Transaction.

(k) Except as may be required by law, the Seller agrees not to inform any other person that the Subject Securities were sold to the Company.

(l) The Seller is relying on this Agreement to engage in the Transaction and would not engage in the Transaction in the absence of this Agreement.

4.  Acknowledgements; Representations, Warranties and Agreements by the Company. The Company agrees that it has and will have no claims (under any federal or state securities law or otherwise, to the extent permitted under applicable law) against the Seller in connection with or arising out of any failure of the Seller to disclose any material nonpublic information in connection with the Transaction.

5. Miscellaneous.

(a) Confidentiality. The Parties shall hold in the strictest confidence and not disclose, publish, or use the existence of, or any details of or relating to, this Agreement to any third party (except retained professionals such as attorneys, accountants, and auditors) without the non-disclosing Party’s express written consent, and except as required by law, rule or regulation, including, without limitation, any disclosure required by, or recommended by Company counsel for purposes of compliance with, the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereof. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Suffolk County, Massachusetts. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Suffolk County, Massachusetts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any Party shall commence an action or proceeding to enforce any provisions of this Agreement, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(c) WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(d) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

(e) Headings. The headings of sections of this Agreement are for convenience of reference and shall not be deemed to limit or affect any of the provisions hereof.

(f) Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof are held to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

(g) Successors and Assigns; Non-assignability. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns and heirs, executors, administrators and legal representatives as applicable. No Party may assign its rights and obligations hereunder without the prior written consent of the other Party, however, no portion of this Agreement shall restrict the Seller from distributing the proceeds of this transaction after it has been completed.

(h) Notwithstanding anything to the contrary set forth herein, it is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any other Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order.

(i) Entire Agreement. This Agreement constitutes the entire contractual understanding between the Parties and supersedes all proposals, commitments, writings, negotiations and understandings, oral and written, and all other communications between the parties relating to the subject matter hereof. This Agreement may not be amended or otherwise modified except in writing duly executed by both of the Parties.

(j) Further Assurances. At the request of the Company and without further consideration, Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to effectively transfer, convey and assign to the Company for cancellation the Subject Securities. For consideration received and acknowledged, Seller, hereby appoints the Company’s Chief Financial Officer to act as Seller’s true and lawful attorney with full power and authority on Seller’s behalf to execute and deliver all documents and instruments and take all other actions necessary in connection with the transfer by Seller to the Company of the Subject Securities. Such appointment shall be for the limited purposes set forth above.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.

Stran & Company, Inc.

By:	/s/ David Browner
Name:	David Browner
Title:	Chief Financial Officer

Andrew Shape

/s/ Andrew Shape

[Stock Purchase Agreement]

Exhibit A

Transfer Instruction Form

(Separately attached)